CERTIFICATE OF OWNERSHIP

OF

FIRSTWAY ENTERPRISES, INC.
(a Delaware corporation)

AND

AXCESS MEDICAL IMAGING CORPORATION
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DO HEREBY CERTIFY:

FIRST:                      That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Firstway Enterprises, Inc.	Delaware
Axcess Medical Imaging Corporation	Delaware

SECOND:                  That 100% of the outstanding stock of Axcess Medical Imaging Corporation is owned by Firstway Enterprises, Inc.

THIRD:                      That the name of the surviving corporation of the merger is Firstway Enterprises, Inc., which will continue its existence as said surviving corporation under the name Axcess Medical Imaging Corporation

FOURTH:                  That the Certificate of Incorporation of Firstway Enterprises, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

       “FIRST:  The name of the corporation is Axcess Medical Imaging Corporation”

FIFTH:                      That the members of the Board of Directors of Firstway Enterprises, Inc. unanimously adopted the following resolution by written consent on the 30th day of May, 2008:

RESOLVED, that the Company's wholly-owned subsidiary, Axcess Medical Imaging Corporation be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Axcess Medical Imaging Corporation

SIXTH:                      This merger shall be effective on June 13, 2008.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of May, 2008.

FIRSTWAY ENTERPRISES, INC., INC.

By:	/s/ Dr. Stephen Miley
Dr. Stephen Miley
Chief Executive Officer

AXCESS MEDICAL IMAGING CORPORATION

By:	/s/Dr. Stephen Miley
Dr. Stephen Miley
Chief Executive Officer

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